U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

STERLING MINING COMPANY

(Exact name of registrant as specified in its charter)

000-51669

(Commission File No.)

Idaho	82-0300575
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2201 Government Way, Suite E, Coeur d’Alene, ID 83814

(Address of principal executive offices)

(208) 666-4070

(Registrant’s telephone number)

Not Applicable

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Termination of a Material Definitive Agreement

Item 5.01	Change in Control of Registrant

On September 2, 2008, Sterling Mining Company and Minco Silver Corporation (“Minco”) announced they have agreed not to proceed with the business combination contemplated by the letter agreement between the parties dated July 21, 2008, previously announced on July, 23, 2008. As a result, the management committee established between Sterling Mining and Minco under the letter agreement was terminated and the board of directors of Sterling Mining is managing its affairs. The letter agreement provided for a $15 million line of credit, with advances under the line of credit bearing interest at the rate of 10% per annum and secured by substantially all of the assets of Sterling Mining. Sterling Mining received $5 million in advances from Minco, but no further advances will be available under the line of credit since the business combination is no longer being pursued.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: September 10, 2008	By:	/s/ James N. Meek
James N. Meek,
Vice-President and Chief Financial Officer

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